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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
PowerCerv Corporation


We consent to incorporation by reference in the Registration Statements (Form S-8 Nos. 333-3960, 333-50621 and 333-90827) pertaining to the PowerCerv Corporation 1995 Stock Option Plan and (Form S-8 No. 333-90825) pertaining to Stock Option Agreements of our report dated January 20, 2000, with respect to the consolidated financial statements and schedule of PowerCerv Corporation included in the Annual Report (Form 10K) for the year ended December 31, 2000.


                                   /s/ Ernst & Young LLP



Tampa, Florida
April 13, 2001